                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement          [_] Confidential, for Use of the
                                             Commission Only (as permitted by
[X] Definitive Proxy Statement               Rule 14a-6(e) (2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                        Cardiac Control Systems, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a) (2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

    (5) Total fee paid:

        -----------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

            [CARDIAC CONTROL SYSTEMS, INC. LETTERHEAD APPEARS HERE]



October 25, 1995


Dear Shareholder:

     The Board of Directors cordially invites you to attend, on December 14, 1995, Cardiac Control Systems, Inc.'s Annual Meeting of Shareholders, to be held at the Company's headquarters, 3 Commerce Blvd., Palm Coast, Florida 32164 at 9:00 a.m. local time, for the following purposes:

     1.  To elect the Board of Directors;

     2.  To ratify the appointment of independent accountants;

     3. To approve a proposed amendment to the Company's Certificate of Incorporation regarding capital stock; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     To assure a quorum and that your shares will be voted at the meeting in accordance with your instructions, please sign and return the enclosed proxy card at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations. Mailing your proxy card will not limit your right to vote in person at the meeting.

     If you plan to be present at the meeting, please so indicate on the proxy card so that we can mail an admission card to you. Please note that attendance at the meeting will be limited to shareholders as of the record date (or authorized representative) having an admission card or evidence of their share ownership, and guests of the Company.

Respectfully yours,

CARDIAC CONTROL SYSTEMS, INC.



Robert R. Brownlee
Senior Executive Vice President and Secretary

Enclosures

                         CARDIAC CONTROL SYSTEMS, INC.

                  3 Commerce Blvd., Palm Coast, Florida 32164

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON

                          Thursday, December 14, 1995


 To: The holders of shares of common stock, par value $0.10 per share ("Common Stock"), of Cardiac Control Systems, Inc.:

   NOTICE IS HEREBY GIVEN that pursuant to a call of its directors, the annual meeting (the "Meeting") of the shareholders of Cardiac Control Systems, Inc., a Delaware Corporation (the "Company"), will be held at the Company's headquarters, 3 Commerce Blvd., Palm Coast, Florida on December 14, 1995 at 9:00 a.m. local time, for the following purposes:

 1. To elect the directors for the Company to serve until the next annual meeting of the shareholders and until their successors are elected and qualify;

 2. To ratify the appointment of BDO Seidman, LLP as independent accountants to audit the Company's books and records for the fiscal year ending March 31, 1996;

 3. To approve a proposed amendment to the Company's Certificate of Incorporation regarding capital stock; and

 4. To transact any other business as may properly come before the Meeting and any adjournment thereof.

           The Company's Proxy Statement, Proxy and Annual Report for the year
           -------------------------------------------------------------------
ended March 31, 1995 must accompany this notice.
------------------------------------------------

   The accompanying Proxy Statement summarizes information concerning the proposed business to be acted upon at the meeting.

   Only holders of record of shares of Common Stock of the Company at the close of business on October 20, 1995 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

   Shareholders are urged to attend the Meeting; but, whether you plan to attend or not, PLEASE DATE, MARK, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY to the Company in the enclosed pre-addressed envelope.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK OF THE COMPANY ELECT EACH NOMINEE FOR DIRECTOR, RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR THE COMPANY, AND APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION; ALL TO BE PRESENTED AT THE MEETING.

By Order of The Board of Directors


_________________________
Robert R. Brownlee
Senior Executive Vice President and Secretary

Palm Coast, Florida
October 25, 1995

                         CARDIAC CONTROL SYSTEMS, INC.

                              3 Commerce Boulevard
                           Palm Coast, Florida 32164

                                PROXY STATEMENT

                                 ANNUAL MEETING
                               December 14, 1995


THE PROXY AND SOLICITATION

  The accompanying Proxy is solicited by the Board of Directors of Cardiac Control Systems, Inc. (The "Company") for use at the Annual Meeting of the holders of the Company's Common Stock, par value $0.10 per share ("Common Stock"), to be held at the Company's headquarters, 3 Commerce Blvd., Palm Coast, Florida on December 14, 1995 at 9:00 a.m. local time, and any adjournment thereof. When such proxy card is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, or, if no direction is indicated, it will be voted by the persons named in the accompanying proxy card as recommended by the Board of Directors. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting thereof by attending and voting in person at the meeting, or by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by delivery to the Secretary of the Company of a duly executed proxy bearing a later date.

  A Notice of Annual Meeting of Shareholders and a proxy card accompany this Proxy Statement. The approximate date of the first distribution of this Proxy Statement and the accompanying proxy card and Notice of Annual Meeting to shareholders is October 25, 1995.

  A copy of the Company's Annual Report for the year ended March 31, 1995 has been mailed to each shareholder of record. Copies of the Company's annual report on Form 10-K (exclusive of certain exhibits) may be obtained, without charge, by writing to the Secretary of the Company at 3 Commerce Boulevard, Palm Coast, Florida 32164.

  The Company will bear the costs of solicitation of proxies. Proxies will be solicited principally through the use of the mails, but directors, officers and regular employees of the Company may, without additional compensation use their personal efforts by telephone or otherwise to obtain proxies.

  All properly executed, unrevoked proxies received in time for the meeting will be voted as specified. If no other indication is made, the proxies will be voted for the election of directors shown as nominees and as recommended by the Board of Directors with regard to all other matters.

PURPOSES OF ANNUAL MEETING

  The Annual Meeting has been called for the purposes of electing the Board of Directors, ratifying the appointment of the Company's independent accountants, approving a proposed amendment to the Company's Certificate of Incorporation regarding capital stock, and transacting such other business as may properly come before the meeting.

  The two persons named in the accompanying proxy card have been selected by the Board of Directors and will vote shares represented by valid proxies.

  The Board of Directors recommends that the full Board for the ensuing year shall consist of at least seven directors, recommends the election of the nominees listed on pages 2-4 as Directors to hold office until the next annual meeting of shareholders and the election and qualification of their successors, recommends the ratification of the Company's independent accountants, and recommends the approval of a proposed amendment to the Company's Certificate of Incorporation regarding capital stock.

  Two of the nominees, presently members of the Board of Directors, were elected by the shareholders at the last annual meeting of the Company's shareholders. Five of the nominees, presently members of the Board of Directors, have been appointed since the last annual meeting of the Company's shareholders as additions to the Board of Directors or replacements for Directors who resigned. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. If, at the time of the Annual Meeting any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for such other person or persons as the Board of Directors may recommend.

  The Company has no knowledge of any other matters to be presented at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the proxy will vote in accordance with their judgment on such matters.

VOTING SECURITIES

  As of September 30, 1995, the Company had outstanding and entitled to vote at the Annual Meeting 1,343,619 shares of Common Stock. The Board of Directors has fixed the close of business on October 20,1995 as the record date for determining shareholders entitled to notice of the Annual Meeting and to vote. Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the Annual Meeting. The presence at the Annual Meeting, in person, or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum. Although the Company has not polled its Directors and Executive Officers, management of the Company expects that its Directors and Executive Officers who are shareholders will vote for all of the proposals and nominees presented herein.

ELECTION OF DIRECTORS

  For each nominee and director, the following sets forth his or her name and age, as of September 30, 1995, as well as information respecting any positions he or she has held with the Company, and his or her principal occupation or employment currently and for at least the past five years. In addition, the following sets forth the year each nominee and director was first elected or appointed as a Director. There are no family relationships among the nominee(s) and/or director(s). There are no arrangements or understandings between any nominee(s) and/or director(s) and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee.

  Robert R. Brownlee, age 64, is one of the founders of the Company and presently serves the Company as Senior Executive Vice President of Research and Technical Matters and as a Director and Secretary to the Board of Directors. From June 1982 to May 1988, he served the Company as Senior Executive Vice President and Chairman of the Board of Directors. He has been a member of the Board of Directors since 1980. During 1980 and 1981, Mr. Brownlee served the Company as Vice President of Product Research and Executive Vice President of Engineering, respectively. He was a faculty member of The Pennsylvania State University (the "University") from 1960 to 1980 and served as Adjunct Associate Professor of Comparative Medicine, Milton S. Hershey Medical Center of the University from 1981 to 1985. Prior to 1980, Mr. Brownlee served as a consultant to Intermedics Inc., a major competitor in the cardiac pacing industry.

  William H. Burns Jr., age 46, was appointed to the Board of Directors in August 1995. He is presently President of Biosight Inc., a health care consulting firm, and Vector Inc., a medical product design and distribution company. Until June 1994, Mr. Burns was President and CEO of Matrx Medical Inc. which he cofounded in 1988. In this capacity, Mr. Burns was recognized as Entrepreneur of the Year in Upstate New York in 1993. Prior to starting Matrx, Mr. Burns spent 13 years with the BOC Group in progressively responsible management positions including Vice President and General Manager, Ohmeda and Vice President of Marketing, Anaquest. Mr. Burns started his career with Ford Motor Company in Dearborn, Michigan where his final position was Supervisor of Conventional and Luxury Car Pricing in the North American Sales

  Bart C. Gutekunst, age 44, was appointed to the Board of Directors in July 1994 and became Chairman of the Board in October 1994. Since 1990 he has been an independent financial advisor. From 1988 to 1990, he was a senior member of an investment firm, Entrecanales, Inc., funded by a major European family, making equity investments and leveraged buyouts. From 1981 to 1987, he was Executive Vice President and a member of the Board of Directors, as well as the Management and Investment Committees of Laidlaw, Adams & Peck Inc., where he supervised the investment banking department. From 1976 to 1981, he was a member of Chemical Bank's Merchant Banking Group. Mr. Gutekunst has been a member of the Board of Directors or advisor to the Board for many companies. From September 1992 to September 1994, he was Vice Chairman and Chief Financial Officer of R-2 Medical Systems, Inc., a cardiac care device company, with responsibility for corporate development as well as overseeing the financial functions of the company. Since 1994, Mr. Gutekunst has served as Chairman of the Board of Directors of United Education and Software, Inc., a multi-state operator of nursing and vocational schools operating under Chapter 11 of the United States Bankruptcy Code where he is overseeing the voluntary liquidation of the company's assets. Previously he had been a director of that company for approximately ten years.

  Larry Haimovitch, age 48, was appointed to the Board of Directors in November 1994. He is President of Haimovitch Medical Technology Consultants, a San Francisco, California based healthcare consulting firm which specializes in the medical device and technology industry with a particular emphasis on cardiology related areas and whose clients have included a major hospital chain, numerous medical device companies, venture capital firms, investment groups, and investment bankers. Prior to forming his firm in 1991, Mr. Haimovitch spent over 20 years as a healthcare industry analyst for a number of leading research firms and financial institutions such as Furman Selz, Sutro & Co., and Wells Fargo Investment Advisors. He also currently serves as a director of Electro-Pharmacology, Inc.

  Alan J. Rabin, age 45, joined the Company in October 1994, in connection with the Debenture financing. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." At that time, he was appointed to the Board and appointed the Company's President and Chief Executive Officer. Until September 1994, Mr. Rabin was President and Chief Executive Officer of R-2 Medical Systems, Inc, a manufacturer of cardiac care devices, including disposables used in cardiac pacing. R-2 Medical Systems, Inc. was sold to Cardiotronics, Inc. in 1994. From 1987 to 1992, Mr. Rabin was Vice President of Marketing and Sales for Stereo Optical Company, a manufacturer and distributor of disposable and ophthalmic diagnostic devices. From 1985 to 1986, he was Director of Marketing and Sales at Tycos Life Services, Inc., a manufacturer of cardiovascular diagnostic and monitoring devices. From 1980 to 1985, Mr. Rabin held various marketing, new business development, and product management positions with surgical and cardiovascular equipment divisions of C.R. Bard. Prior to assuming those positions, Mr. Rabin was employed in marketing and sales in the critical care and anesthesia market.

  Robert T. Rylee, age 64, was appointed to the Board of Directors in November 1988 pursuant to the terms of an Investment Agreement between the Company and Dow Corning Enterprises, Inc. He practiced law from 1958 to 1969 and was a partner in the firm of Wood, Boykin, Rylee, and Walter from 1965 to 1969. In 1969, Mr. Rylee became the President and CEO of Wright Manufacturing Company, a manufacturer of orthopedic implants and instruments, a position he held until 1981 when he became a Dow Corning U.S. Area Vice President and the General Manager of Health Care Business. On May 31, 1993, he retired as Vice President and Chairman of Health Care Business, a position he had held since 1986. Mr. Rylee therefore also retired as Director of the Company representing Dow Corning Enterprises, Inc. effective May 31, 1993. However, on June 11, 1993, the Company re-appointed Mr. Rylee to the Company's Board of Directors as an independent Director, in which capacity he does not represent Dow Corning Enterprises, Inc. He is currently the Chief Executive Officer and a director of Clarus Medical Systems, which position he has held since September 1993.

  Tracey E. Young, age 40, was appointed to the Board of Directors in September 1995. She is President of Elliot Young and Associates, Inc., a Ridgefield, Connecticut based healthcare consulting firm which specializes in the medical devices, biotechnology and pharmaceutical industries assisting clients with financings, mergers, acquisitions, due diligence, technology transfers, and corporate start-ups. Prior to forming Elliot Young and Associates in 1987, Ms. Young held key consulting positions with The Wilkerson Group, first as the founding Associate Director of their Cardiovascular Market Intelligence Service, and then as an independent consultant to the firm. During a seven-year tenure in the pacemaker industry, Ms. Young held senior positions in product management, strategic planning and market development at Telectronics, a major competitor in the cardiac pacing industry; coordinated one of the largest pacemaker centers in the country; pioneered the role of the Pacemaker Nurse Specialist with Intermedics, Inc.; and won several international awards in clinical research.

  The Company formed audit and compensation committees to the Board of Directors in November 1994. The audit committee consists of Larry Haimovitch as Chairman, Bart C. Gutekunst and William H. Burns, Jr. The compensation committee consists of Robert T. Rylee as Chairman, Bart C. Gutekunst and Tracey E. Young. There were no committee meetings held in fiscal 1995. The Company does not have a nomination committee.

  None of the Directors or Executive Officers of the Company is a director in any company, other than the Company, with a class of equity securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended except for Bart C. Gutekunst who is Chairman of the Board of United Education Software, Inc., and Larry Haimovitch who is a director of Electro-Pharmacology, Inc.

  The Board of Directors held a total of nine meetings during fiscal year 1995. All Directors attended at least 75% of the total number of meetings of the Board. The Company compensates Directors for services to the Company in their capacity as Directors. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS - Executive Remuneration." The Company also reimburses certain Directors for their out-of-pocket expenses for attending meetings.

  The affirmative vote of a majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a Director.

  THE BOARD RECOMMENDS THAT THE NOMINEES FOR ELECTION BE APPROVED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

EXECUTIVE OFFICERS OF THE COMPANY

  The following sets forth the names and ages of the Executive Officers of the Company as of September 30, 1995, in addition to information respecting their positions and offices with the Company, their periods of service in such capacities, and their business experience for at least the past five years. There are no family relationships among the

Executive Officers of the Company. There are no arrangements or understandings between any nominee(s) and/or director(s) and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee.

  Robert R. Brownlee, age 64, is one of the founders of the Company and presently serves the Company as Senior Executive Vice President of Research and Technical Matters and as a Director and Secretary to the Board of Directors. From June 1982 to May 1988, he served the Company as Senior Executive Vice President and Chairman of the Board of Directors. He has been a member of the Board of Directors since 1980. During 1980 and 1981, Mr. Brownlee served the Company as Vice President of Product Research and Executive Vice President of Engineering, respectively. He was a faculty member of The Pennsylvania State University (the "University") from 1960 to 1980 and served as Adjunct Associate Professor of Comparative Medicine, Milton S. Hershey Medical Center of the University from 1981 to 1985. Prior to 1980, Mr. Brownlee served as a consultant to Intermedius Inc., a major competitor in the cardiac pacing industry.

  Alan J. Rabin, age 45, joined the Company in October 1994, in connection with the Debenture financing. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." At that time, he was appointed to the Board and appointed the Company's President and Chief Executive Officer. Until September 1994, Mr. Rabin was President and Chief Executive Officer of R-2 Medical Systems, Inc, a manufacturer of cardiac care devices, including disposables used in cardiac pacing. R-2 Medical Systems, Inc. was sold to Cardiotronics, Inc. in 1994. From 1987 to 1992, Mr. Rabin was Vice President of Marketing and Sales for Stereo Optical Company, a manufacturer and distributor of disposable and ophthalmic diagnostic devices. From 1985 to 1986, he was Director of Marketing and Sales at Tycos Life Services, Inc., a manufacturer of cardiovascular diagnostic and monitoring devices. From 1980 to 1985, Mr. Rabin held various marketing, new business development, and product management positions with surgical and cardiovascular equipment divisions of C.R. Bard. Prior to assuming those positions, Mr. Rabin was employed in marketing and sales in the critical care and anesthesia market.

  Terry McMahon, age 46, joined the Company in November 1994 as its Vice President of Regulatory Affairs and Quality Assurance. Prior to joining the Company, Mr. McMahon was employed as the Manager for Clinical Affairs with Xomed-Treace, Inc. from 1990 to December 1994, where he managed clinical and pre-clinical (animal) studies to demonstrate the safety and efficacy of devices for head and neck injury. Additional responsibilities included the preparation of all regulatory filings for establishing and maintaining market clearance for the company's product line. Prior to his employment with Xomed-Treace, he served in a variety of managerial positions in Regulatory and Technical Affairs for companies involved in medical device implants.

  Robert S. Miller, age 47, joined the Company in December 1994 as the Company's Vice President of Sales and Marketing. From 1992 to December 1994, he was the Manager of Field Sales Education with Telectronics Pacing Systems, Inc., one of the leading pacemaker manufacturers in the industry, concentrating on sales, sales management and training. Prior to joining Telectronics in 1992, he was the managing partner of an organization that represented Telectronics Pacing Systems, Inc. as an independent sales distributor. Prior to his association with Telectronics, Mr. Miller also spent several years as a representative of Cardiac Pacemakers, Inc., another leader in the pacemaker industry.

  Lauri Mitchell, age 34, has served the Company as Controller since 1990. She joined the Company as Assistant Controller in 1989. Ms. Mitchell was employed by Illinois Consolidated Telephone Company as a tax accountant and accounting analyst for one year and by Central Illinois Public Service Company in financial reporting for four years.

  Paul H. Neff, age 58, has served the Company as Vice President of Research and Development since 1985. He has served the Company in various capacities since 1981, including Vice President of Operations and Manager of Linear Systems. From 1978 to 1980, he served as an Electronics Designer for The Pennsylvania State University, and he served as a consultant to Intermedius Inc., a major competitor in the cardiac pacing industry, from 1977 to 1979.

  William Wharton, age 48, was appointed Vice President of Operations in February 1994. Prior to that appointment, he had served the Company as Vice President of Quality Assurance since 1985. Mr. Wharton joined the Company in 1982 as Director of Quality Assurance. Before joining the Company, he was employed as a Quality Assurance Supervisor for at least five years by Medtronic, Inc., a major competitor in the cardiac pacing industry.

  The Company's directors and officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities are required to file with the Securities and Exchange Commission reports of ownership and changes in ownership of such equity securities. To the Company's knowledge, based solely on a review of reports on Form 3, Form 4 and Form 5, and amendments thereto, furnished to the Company by its directors, officers and more than 10% beneficial owners and written representations that no other reports were required, during the fiscal year ended March 31, 1995 all filing requirements applicable to the Company's directors, officers, and more than 10% beneficial owners have been complied with, with the exception of the initial reports of ownership on Form 3 by Mr. Gutekunst, Mr. Rabin and Mr. McMahon, and a change of ownership on Form 4 with respect to one transaction by Mr. Brownlee, which were inadvertently filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of September 30, 1995, nine (9) stockholders were known by the Company to beneficially own five percent (5%) or more of the outstanding voting securities of the Company. The following table sets forth the indicated information as of September 30, 1995 with respect to each person known by the Company to own beneficially more than five percent (5%) (calculated in accordance with the guidelines promulgated by the Securities and Exchange Commission) of the 1,343,619 issued and outstanding shares of common stock of the Company on that date.

   In accordance with Rule 13d-3, promulgated under the Exchange Act, shares that are not outstanding but that are issuable upon exercise of outstanding options, warrants, rights or conversion privileges have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person owning such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person.

        ----------------------------------------------------------------------
        Name and Address                  Amount and Nature          Percent
        of Beneficial Owner          of Beneficial Ownership (1)   of Class (2)
        -----------------------------------------------------------------------
        Philip R. Beutel                     305,724 (3)              20.97%
        3 Chase Lane
        Colorado Springs, CO 80906

        LEM Biomedica, s.r.l.                 71,428                   5.32%
        Loc. Spedaletto
        50030 Cavallina di Magill
        Florence, Italy

        Special Situations Fund III, L.P.    285,714 (4)              17.54%
        153 East 53rd St. Rm 5101
        New York, New York 10022



        Special Situations Cayman Fund       107,142 (4)            7.39%
        153 East 53rd St. Rm 5101
        New York, New York 10022

        Bradley Resources                    173,214 (4)           11.42%
        107 John Street
        Southport, CT 06490

        Penfield Partners                    178,571 (4)           11.73%
        c/o William D. Witter, Inc.
        150 E. 53rd Street
        New York, NY 10022

        ROI Partners                         125,000 (4)            8.51%
        353 Sacramento Street
        San Francisco, CA 94111

        Dow Corning Enterprises, Inc.        235,714 (5)           15.27%
        2200 West Salzburg Road
        Auburn, MI 48611

        Sirrom Capital Corporation           100,000 (5)            6.93%
        511 Union Street
        Suite 2310
        Nashville, TN 37219
        -------------------------------------------------------------------

(1) Except as otherwise indicated, each person is the record owner of the shares indicated and possesses the sole voting and investment power with respect to such shares of common stock.

(2) Computations of percentage ownership of each individual treat debentures convertible to common stock and warrants and options to purchase common stock exercisable within the next 60 days as though the shares subject thereto were issued and outstanding.

(3) Includes options to purchase 25,000 shares of common stock granted pursuant to the Company's 1992 Non-Qualified Stock Option Plan that are exercisable within the next 60 days. Also, includes a debenture convertible to 89,285 shares of common stock issued pursuant to the Company's 5% Convertible Debentures issued in the last quarter of calendar 1994.

(4) These amounts represent common stock issuable upon conversion of the Company's 5% Convertible Debentures issued in the last quarter of calendar 1994.

(5) These amounts represent redeemable warrants covering the purchase of shares of common stock issued pursuant to the retirement of the Company's mortgage with Dow Corning Enterprises, Inc. and the execution of a new mortgage with Sirrom Capital Corporation. Dow Corning Enterprises, Inc. also includes 35,714 shares of common stock held of record.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth the number of shares of common stock beneficially owned by each Director of the Company as of September 30, 1995 and the percentage of the outstanding shares such ownership represented at the close of business on September 30, 1995 (according to information received by the Company), together with information as to stock ownership of all Directors and Executive Officers of the Company as a group as of September 30, 1995.

        -----------------------------------------------------------------------------
        Name of Individual or                Amount and Nature of          Percent
        Number of Persons in Group       Beneficial Ownership(1)(3)(4)   of Class (2)
        -----------------------------------------------------------------------------
        Robert R. Brownlee                         58,908                 4.27%
        Bart C. Gutekunst                          28,214                 2.06%
        Larry G. Haimovitch                        12,238                  .91%
        Alan J. Rabin                              29,881                 2.18%
        Robert T. Rylee                            17,810                 1.31%
        All Directors and Executive Officers
           as a group (12 persons)                203,823 (5)            13.57%
        ------------------------------------------------------------------------------

(1) Except as otherwise indicated, each person is the record owner of the shares indicated and possesses the sole voting and investment power with respect to such shares of common stock.

(2) Computations of percentage ownership of each individual and of the group treat convertible debentures and options to purchase common stock exercisable within the next 60 days as though the shares subject thereto were issued and outstanding.

(3) Includes options exercisable within the next 60 days to purchase shares of common stock granted pursuant to the Company's Non-Qualified Stock Option Plans as follows:

        -----------------------------------------------------------------
        Name of Individual or                                      Number
        Number of Persons in Group                              of Shares
        -----------------------------------------------------------------
        Robert R. Brownlee.......................................  37,571
        Bart C. Gutekunst........................................  19,286
        Larry G. Haimovitch......................................     667
        Alan J. Rabin............................................  20,953
        Robert T. Rylee..........................................  17,810
        All Directors and Executive Officers
          as a group (12 persons)................................ 140,047
        ------------------------------------------------------------------

(4) Represents common stock issuable upon conversion of the Company's 5% Convertible Debentures issued in the last quarter of calendar 1994 as follows:


        ------------------------------------------------------------------
        Name of Individual or                                     Number
        Number of Persons in Group                               of Shares
        ------------------------------------------------------------------
        Robert R. Brownlee................... ..................       -
        Bart C. Gutekunst.......................................    8,928
        Larry G. Haimovitch.....................................       -
        Alan J. Rabin...........................................    8,928
        Robert T. Rylee.........................................       -
        All Directors and Executive Officers
          as a group (12 persons)...............................   17,856
        -------------------------------------------------------------------

(5) Includes shares owned by family members and shares subject to debentures, options and warrants as described in notes (3) and (4), above. Includes 513 shares owned by a spouse of an officer as to which the officer disclaims beneficial ownership.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     EXECUTIVE REMUNERATION. The following table sets forth information about the compensation paid or accrued by the Company during the fiscal years ended March 31, 1995, 1994, and 1993, to the Company's Chief Executive Officers and any other Executive Officer whose aggregate compensation exceeded $100,000 in fiscal 1995.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                        ANNUAL COMPENSATION                                   AWARDS

                                                                                                      LONG-TERM
                          FISCAL YEAR                                      RESTRICTED  SECURITIES   INCENTIVE PLAN
 NAME AND PRINCIPAL          ENDED                          OTHER ANNUAL     STOCK     UNDERLYING      ("LTIP")      ALL OTHER
    POSITION                MARCH 31,    SALARY      BONUS  COMPENSATION     AWARD(S)    OPTIONS        PAYOUTS     COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Simon J Fuger/(1)/           1995           -         -           -           -             -              -       $ 3,425/(2)/
(Chairman, President,        1994     $73,556/(3)/    -      $11,100/(4)/     -             -              -       $54,758/(5)/
CEO)                         1993     $80,055/(3)/    -      $11,100/(4)/     -          8,571/(6)/        -       $ 3,119/(2)/
----------------------------------------------------------------------------------------------------------------------------------
Phillip T. Beutel/(7)/       1995           -         -      $ 1,500/(8)/     -             -              -           -
(Chairman, President,        1994           -         -           -           -         21,429/(9)/        -           -
CEO)                         1993           -         -           -           -             -              -           -
----------------------------------------------------------------------------------------------------------------------------------
Alan J. Rabin/(10)/          1995     $55,000         -      $ 1,250/(11)/    -         28,571/(12)/       -      $64,451/(13)/
President, CEO,              1994           -         -           -           -              -             -           -
Director)                    1993           -         -           -           -              -             -           -
----------------------------------------------------------------------------------------------------------------------------------
Bart C. Gutekunst/(14)/      1995     $24,000         -      $ 1,250/(15)/    -         21,429/(12)/       -      $95,050/(16)/
(Chairman of the             1994           -         -           -           -              -             -           -
Board)                       1993           -         -           -           -              -             -           -
----------------------------------------------------------------------------------------------------------------------------------

  (1) Mr. Fuger stepped down as President in February 1994 and subsequently resigned from the Board in March 1994. He was succeeded by Mr. Beutel on an interim basis while the Company searched for a new chief executive officer.

 (2)  This represents interest on previously accrued and unpaid wages.

 (3) The decline in salary for fiscal 1994 and 1993 represents a salary cut implemented in February 1993. Salary cuts were incurred by all employees of the Company in February 1993. Full salaries were not reinstated until September 1993.

 (4) Other annual compensation represents a monthly fee of $625 paid or accrued to Mr. Fuger for his services to the Company as a Director. It also includes a monthly fee of $300 paid or accrued to Mr. Fuger as a vehicle allowance.

 (5) This represents payments and accruals of Mr. Fuger's executive employment agreement which expired September 18, 1994; 240 hours of accrued vacation payable to Mr. Fuger at the time of his resignation as president; and interest on previously accrued and unpaid wages.

 (6) These options represent options originally granted to Mr. Fuger on September 9, 1987 with an expiration date of September 9, 1992. On September 9, 1992, they were extended to September 9, 1997. These options have been adjusted to give effect to the Company's one for seven reverse stock split effected December 13, 1994. Also, these options expired upon termination of Mr. Fuger's employment agreement on September 18, 1994.

 (7)  Mr. Beutel was succeeded by Alan J. Rabin as President and Chief
      Executive Officer on October 13,   1994.

 (8) This represents a monthly fee of $750 accrued to Mr. Beutel beginning in February 1995 for his services to the Company as a Director. Mr. Beutel retired from the Board of Directors on July 18, 1995.

 (9) These options represent options granted to Mr. Beutel, in his capacity as a director and officer, under the Company's 1992 Non-Qualified Stock Option Plan. These options have been adjusted to give effect to the Company's one for seven reverse stock split effected December 13, 1994.

(10)  Mr. Rabin was employed as President and Chief Executive Officer on
      October 13, 1994. Mr. Rabin's annual salary is $110,000 and in addition to his salary, he is entitled to a performance bonus.

(11) This represents a monthly fee of $625 paid to Mr. Rabin in October and November 1994 for his services to the Company as a Director. Director fees to employees serving as Directors were suspended at that time.

(12)  Upon execution of  their employment agreements with the Company, Mr.
      Rabin was granted stock options for 28,571 shares of the Company's common stock and Mr. Gutekunst was granted stock options for 21,429 shares of the Company's common stock.

(13) This includes $12,751 for reimbursement of relocation expenses paid to Mr. Rabin pursuant to his employment agreement. It also includes $51,700 for consulting services rendered the Company in connection with the development of its new business plan and its financing efforts prior to his employment with the Company.

(14) Mr. Gutekunst was appointed to the Board of Directors in July 1994, and was employed as Chairman of the Board on October 13, 1994. Mr. Gutekunst's annual salary is $48,000.

(15) This represents a monthly fee of $625 paid to Mr. Gutekunst in August and September 1994 for his services to the Company as a Director prior to his employment as Chairman.

(16) This includes $79,050 for consulting services rendered the Company in connection with the development of its new business plan and its financing efforts prior to his employment with the Company. It also includes $16,000 in connection with his facilitating the refinancing of the mortgage on the Company's property.

      The following table sets forth information concerning options granted during the fiscal year ended March 31, 1995 to those persons named in the preceding Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

        -----------------------------------------------------------------------------
                            Number of
                            Securities      % of Total
                           Underlying   Options Granted
                             Options    to Employees in   Exercise Price  Expiration
        Name                 Granted      Fiscal Year        ($/share)       Date
        -----------------------------------------------------------------------------
        Alan J. Rabin      28,571/(1)/         22%             $3.50        9/30/99
        Bart C. Gutekunst  21,429/(2)/         17%             $3.50        9/30/99
        -----------------------------------------------------------------------------

(1) 14,286 shares are subject to immediate exercise. The balance of the shares become exercisable in annual increments of one-third over a three year period which commenced October 1, 1995. Under the terms of the option agreement between Mr. Rabin and the Company, any non-exercisable portion of the option shall become immediately exercisable upon a change in control of the Company.

(2) 10,715 shares are subject to immediate exercise. The balance of the shares become exercisable in annual increments of one-third over a three year period which commenced October 1, 1995. Under the terms of the option agreement between Mr. Gutekunst and the Company, any non-exercisable portion of the option shall become immediately exercisable upon a change in control of the Company.

     The following table sets forth information concerning the value of unexercised stock options at March 31, 1995 for those persons named in the Summary Compensation Table.

                    AGGREGATED OPTIONS IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

        -------------------------------------------------------------------------------------------------------------
                                                            Number of Securities       Value of Unexercised In-
                           Shares                          Underlying Unexercised        The-Money Options at
                         Acquired on       Value         Options at Fiscal Year End         Fiscal Year End
        Name               Exercise       Realized     Exercisable/Unexercisable/(1)/  Exercisable/Unexercisable
        -------------------------------------------------------------------------------------------------------------
        Alan J. Rabin          -              -                14,286/14,285                $8,036/$ 8,035
        Bart C. Gutekunst      -              -                10,715/10,714                $ 6,027/$6,027
        Phillip R. Beutel      -              -                25,000/ 7,143                $32,812/$4,018
        --------------------------------------------------------------------------------------------------------------

(1) These options have been adjusted to give effect to the Company's one for seven reverse stock split effected December 13, 1994.

  COMPENSATION OF DIRECTORS. Until January 31, 1995, the Company paid fees of $625 per month to members of the Board of Directors for their services as directors; however, such fees were not paid to Phillip Beutel or Larry Haimovitch. In February 1995, the Company initiated new fees for outside directors for 1995 to attract and retain qualified directors and to maximize the Company's working capital. For their service on the Board, each outside director will be entitled to receive in January 1996, the sum of $3,000 and such number of shares of the Company's common stock that have a total value of $6,000 based on the average of the bid and ask prices of the Company's common stock on the NASD OTC Bulletin Board Service as quoted on January 19, 1995 (2,400 shares). Directors appointed to the Board of Directors subsequent to February 1995 will be paid in January 1996 on a pro-rata basis according to the number of months served.

  EMPLOYMENT AGREEMENTS. Mr. Alan J. Rabin is employed as the President and Chief Executive Officer of the Company pursuant to a three year employment agreement dated as of October 13, 1994. As compensation thereunder, Mr. Rabin receives an annual salary of $110,000; reimbursement for business travel and other business expenses; and an annual bonus in an amount equal to up to 25% of his annual salary based on the performance of the Company. The employment agreement also provides reimbursement for Mr. Rabin's relocation and temporary living expenses, not to exceed $38,000 plus the cost associated with the moving of personal possessions and his family. His employment agreement provides a severance package under certain defined circumstances equal to the balance of the salary due under the employment agreement (payable in accordance with the Company's payroll practices) and a lump sum payment equal to nine months of his annual base salary then in effect, plus maintenance by the Company (to the extent permitted under plan documents) for nine months from the date of termination of all benefit plans in which he was entitled to participate while an employee, or the equivalent. The nine month lump sum severance payment is also payable to Mr. Rabin in the event his employment agreement is not renewed by the Company at the end of its term. Pursuant to his employment agreement, the Company awarded to Mr. Rabin a stock option for 28,571 shares of the Company's common stock at an exercise price of $3.50 per share, 14,286 of which vested and became exercisable immediately and the remaining 14,285 shares are subject to exercise incrementally over the term of his employment agreement. Mr. Rabin's stock option agreement contains a change of control provision whereby in the event of a change in control of the Company, all outstanding options become immediately exercisable.

  Mr. Bart C. Gutekunst is employed as the Chairman of the Board of the Company pursuant to a three year employment agreement dated as of October 13, 1994. As compensation thereunder, Mr. Gutekunst receives an annual salary of $48,000; reimbursement for business travel and other business expenses; and a bonus related to the Company's financial, capital raising and corporate development and acquisition activities in the form of the following transactional fees: 1% for debt and equity source, and 1% of the gross consideration for asset acquisitions or sales, which fees are payable to Mr. Gutekunst upon closing by the Company or its successor-in-interest of the applicable transaction. Pursuant to the employment agreement, Mr. Gutekunst received an option for 21,429 shares of the common stock of the Company at an exercise price of $3.50 per share, 10,715 of which vested and became exercisable immediately and the remaining 10,714 shares are exercisable incrementally over the term of the agreement.
His employment agreement contains the same severance provisions as Mr. Rabin's employment agreement and his stock option contains the same change of control provision as Mr. Rabin's stock option agreement.

   Mr. Simon J. Fuger, the former President and Chairman of the Company, resigned from the office of President in February 1994 and from the Board in March 1994. Pursuant to the severance provisions of his employment agreement with the Company, Mr. Fuger was entitled to receive his monthly salary in the amount of $7,767 until the termination date of the agreement (September 18, 1994). The Company also gave Mr. Fuger a promissory note for $87,671 representing prior deferred and unpaid salary. See, "Certain Relationships and Related Transactions". In the last quarter of 1994, the Company retired its obligations to Mr. Fuger.

  STOCK OPTIONS.   On September 9, 1987, the Board of Directors of the Company
adopted the 1987 Non-Qualified Stock Option Plan (the "1987 Plan"). The 1987 Plan provided the Board of Directors with the authority to grant to employees, officers and directors, and employees of the Company non-qualified options to purchase up to a maximum of 142,857 shares of the Company's common stock.

       On February 7, 1992, the Company's Board of Directors adopted the 1992 Non-Qualified Stock Option Plan (the "1992 Plan"). The 1992 Plan provided the Board of Directors with the authority to grant officers, directors, and employees of the Company non-qualified options to purchase up to a maximum of 42,857 shares of the Company's common stock. On March 17, 1994, the Board of Directors amended and restated the 1992 Plan and provided therein authorization to issue options for up to a maximum of 157,143 shares of the Company's common stock.

       On January 19, 1995, the Board of Directors of the Company authorized the combination of the 1987 Plan and the 1992 Plan into one plan now known as the Combined 1987-1992 Non-Qualified Stock Option Plan ("Combined Plan"). The Combined Plan provides that all issued and outstanding stock option agreements under the previous plans shall be governed by the Combined Plan. Under the Combined Plan, the Company is authorized to issue options to employees, officers and directors to purchase up to a maximum of 400,000 shares of the Company's common stock. As of March 31, 1995, there were outstanding options for 242,710 shares under the Combined Plan, of which 207,569 shares were subject to options held by officers and directors at exercise prices ranging from $3.50 to $5.25 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  See "Employment Agreements" for a description of certain compensation arrangements.

       In October, 1994, the Company sought to raise up to $3.5 million through a private placement of 5% Convertible Debentures (the "Debentures") and raised $2,885,000 in the last quarter of calendar 1994. Interest is payable on March 31 and October 31 of each year, commencing March 31, 1995. The Debentures' maturity date is October 31, 1999. The Debentures contain provisions giving Debentureholders certain veto power regarding the merger, acquisition or sale of the Company or substantially all of its assets, rights to additional shares, and the right to designate an individual for election to the Company's Board of Directors. Pursuant to the terms of the 5% Convertible Debentures, the Company filed with the SEC a registration statement on Form S-1 registering the common stock underlying the Debentures, which registration statement was declared effective by the SEC on April 27, 1995. The Company is obligated to maintain the effectiveness of the registration statement for a maximum of three years from the effective date.

  Upon the closing of the minimum offering of the Debentures, Alan J. Rabin and Bart C. Gutekunst entered into employment agreements with the Company on October 13, 1994. Previously, Mr. Gutekunst and Mr. Rabin had been consulting with and assisting the Company in preparing its business plan and obtaining additional financing. On July 31, 1994, Mr. Gutekunst was appointed to the Board of Directors to fill a vacancy. On October 13, 1994, Mr. Gutekunst was appointed Chairman of the Board and Mr. Rabin was appointed the Company's President and Chief Executive Officer pursuant to their respective employment agreements. For consulting services rendered the Company in connection with the development of the Company's new business plan and the Company's financing, Mr. Rabin and Mr. Gutekunst were paid consulting fees in the aggregate amount of $130,750. Mr. Gutekunst and Mr. Rabin also participated in the debenture financing discussed above, and each acquired a Debenture in the amount of $25,000.

       On October 11, 1994, Phillip R. Beutel, a founding stockholder and Director until his resignation on July 18, 1995, canceled $615,630 (representing the outstanding principal balance and accrued interest thereon to October 4,
1994) in secured indebtedness owed to him by the Company in exchange for a Debenture in the aggregate amount of $250,000 and 130,582 shares of the Company's common stock (at $2.80 per share). Such indebtedness arose from loans to the Company made by Mr. Beutel, which were secured by certain assets of the Company, which security interest was released upon conversion of the debt into a Debenture. Also, Mr. Beutel had advanced funds to the Company pursuant to a factoring agreement under which he was granted a security interest in $250,000 of the Company's accounts receivable from which the obligation was paid. All such funds have been repaid to Mr. Beutel and his security interest has been released.

       On October 1, 1994, the Company issued to Robert R. Brownlee, Senior Executive Vice President of the Company, an option to purchase 14,286 shares for the Company's common stock at an exercise price of $3.50 per share. The option agreement contains certain piggyback registration rights pursuant to which the shares underlying the option were registered under a Registration Statement filed with the SEC, effective April 27, 1995.

  On October 7, 1994, the Company executed an employment agreement with Robert
R. Brownlee. The agreement is a three year agreement whereby Mr. Brownlee will receive an annual salary of $96,800 for 1995; reimbursement for business travel and other business expenses; and may receive from time to time such bonus compensation as the Board of Directors of the Company in its sole discretion shall authorize. The employment agreement provides that should Mr. Brownlee decide to commit less time to the Company subsequent to October 1, 1995, his base salary shall be reduced proportionately. Further, any options exercisable at the termination of Mr. Brownlee's employment shall be retained by him. His employment agreement provides a severance package under certain defined circumstances equal to the balance of the salary due under the employment agreement (payable in accordance with the Company's payroll practices) and a lump sum payment equal to nine months of his annual base salary then in effect, plus maintenance by the Company (to the extent permitted under plan documents) for nine months from the date of termination of all benefit plans in which he was entitled to participate while an employee, or the equivalent.

       In November 1988, the Company entered into a series of agreements with Dow Corning Wright and Dow Corning Enterprises, Inc. ("DCE"), wholly-owned subsidiaries of Dow Corning Corporation. One of the agreements gave DCE the right to appoint a director to the Company's Board of Directors. Mr. Robert T. Rylee at that time was an executive officer of Dow Corning Corporation. On November 9, 1988, DCE appointed Mr. Rylee to serve as a Director of the Company. Mr. Rylee retired from Dow Corning Corporation on May 31, 1993 and therefore also retired as Director of the Company representing DCE. However, on June 11, 1993, the Company re-appointed Mr. Rylee to the Company's Board of Directors as an independent Director, in which capacity he does not represent Dow Corning Enterprises, Inc.

          In 1994, the Company paid its obligations in full to Simon J. Fuger, the former President and Chairman of the Company who resigned in March 1994. The obligations that were retired represented $87,671 in historically deferred salary expense and $7,767 in monthly salary paid to Mr. Fuger as severance from the date of his resignation to September 18, 1994, the expiration date of his employment agreement.

  The foregoing transactions between the Company and its affiliates have been negotiated on behalf of the Company by its management. The Company believes that such transactions are in compliance with the Company's policy that transactions with affiliates be on terms at least as favorable as could be reasonably obtained from an unaffiliated third party.


RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected BDO Seidman, LLP to be the Company's independent accountants for the fiscal year ending March 31, 1996 and recommends that such appointment be ratified by the stockholders at the Annual Meeting.

  BDO Seidman, LLP audited the Company's financial statement in fiscal 1995, subsequent to the resignation of Price Waterhouse, LLP in January 1995. Their representatives are expected to be present at the Annual Meeting with opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS, BDO SEIDMAN, LLP. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

  While ratification by shareholders of this appointment is not required by law or the Company's Certificate of Incorporation or Bylaws, management of the Company believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of shareholders, the Board of Directors of the Company will consider that fact when it appoints independent accountants for the next fiscal year.

PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION REGARDING CAPITAL STOCK

  The Board of Directors of the Company proposes and recommends that the Company's Certificate of Incorporation be amended to authorize a class of Preferred Stock having rights, privileges, preferences and restrictions as may be determined by the Board of Directors. Approval of the amendment will not require that the amendment be implemented by the Board of Directors, which will maintain discretion as to whether the approved amendment remains in the best interest of the Company. The Delaware General Corporate Law does not provide shareholders with dissenter's rights of appraisal in connection with the proposed amendment. The proposed amendment is discussed below.

AUTHORIZE A CLASS OF PREFERRED STOCK

  The Board of Directors proposes and recommends that Section 4 of Article 4 of the Company's Certificate of Incorporation be amended to authorize 3,000,000 shares of preferred stock, $.001 par value per share, which would have such voting powers, designations, preferences, and relative, participating, optional and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each series issued from time to time. These would include, but not be limited to: (A) the designation of each series and the number of shares that will constitute each such series; (B) the dividend rate for such series; (C) the price of which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (D) the voting rights, if any, of shares of such series; and (E) the terms and conditions, if any, upon which shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities.

  Approval of the amendment by shareholders will not require the Board of Directors to file the amendment with the Delaware Secretary of State to amend the Certificate of Incorporation. The Board of Directors will maintain discretion as to whether the approved amendment remains in the best interest of the Company and may choose not to file the amendment. The Delaware General Corporate Law does not provide shareholders with dissenters' rights of appraisal in connection with the proposed amendment. The proposed amendment is discussed below.

  The Company currently does not have any shares of preferred stock authorized. All 3,000,000 shares of preferred stock would be available for issuance without further action by the shareholders of the Company. The Board of Directors has no present plans for issuance of any shares of preferred stock, nor does it have any present plans to apply for the listing of the preferred stock on a national securities exchange or quotation on a securities quotation system.

  The proposed authorization of preferred stock is deemed desirable in that it would enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, mergers, acquisitions, or other purposes. Having such authorized shares available for issuance in the future would allow shares to be issued without the expense and delay of a special shareholders' meeting. There are no present commitments arrangements or plans to issue any of the preferred stock that would be authorized by the proposed amendment.

  The authorized but unissued shares of preferred stock also could be used to impede a change in control of the Company. Under certain circumstances, such shares could be used to deter persons seeking to effect a takeover or otherwise gain control of the Company. For example, a series of preferred stock could be designated that would be convertible into common stock upon the happening of a triggering event such as an acquisition of a certain percentage of the Company's voting stock. The conversion of the preferred stock would dilute the voting power of the acquiror, and would make subsequent transactions the acquiror may wish to effect more difficult or costly. Use of the preferred stock in the foregoing manner may be disadvantageous to shareholders who would deem the attempted takeover efforts as desirable. The Board of Directors is not aware of any planned takeover efforts. Further, this proposal may be disadvantageous to shareholders in that preferred stock with disproportionate voting rights may be used to entrench management, making it more difficult to remove directors at a time when the shareholders would prefer to do so. Preferred stock also may be used to prevent or discourage offers to purchase blocks of the Company's common stock, the results of which purchases may cause uncharacteristic or artificial changes in the market price of the common stock.

  The following is the proposed resolution to be voted on at the Annual Meeting to amend Section 4 of Article 4 of the Company's Certificate of Incorporation:

                                   RESOLUTION

        RESOLVED, that in order to authorize a class of preferred stock, par value $.001 per share, of the Corporation, Section 4 of Article 4 of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

        This Corporation is authorized to issue two classes of shares to be designated, respectively, "common stock" and "preferred stock". The total number of shares of common stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of common stock, par value $0.10 per share ("Common Stock"). The total number of shares of preferred stock authorized to be issued shall be Three Million (3,000,000), $.001 par value per share ("Preferred Stock").

        4.1  Common Stock
             ------------

          The designations and the powers, preferences and rights, and the qualifications, limitations, or restrictions of the Common Stock are as follows:

        4.1(a) Dividend Rights.  Subject to provisions of law and the
               ---------------
        preference of any stock ranking prior to the Common Stock as to dividends, the holders of Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors.

        4.1(b) Voting Rights.  Except as provided by law and pursuant to this
               -------------
        Article 4, the holders of Common Stock will have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of Common Stock will have sole voting power.

        4.1(c) Liquidation Rights.   In the event of any liquidation,
               ------------------
        dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts or liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to Common Stock in the distribution of assets are entitled upon liquidation, the holders of Common Stock and the holders of any other stock ranking on a parity with Common Stock in the distribution of assets upon liquidation will be entitled to share in the remaining assets of the Corporation according to their respective interests.

        4.2   Preferred Stock
              ---------------

        4.2(a)   Rights, Preferences and Authority.  Preferred Stock may be
                 ---------------------------------
        issued from time to time in one or more series. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, but not limited to, the following:

        (i)The number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

        (ii) The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

        (iii) The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

        (iv) The time or times during which the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

        (v) The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

        (vi) The terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

        (vii) The voting powers, if any, of such series in addition to the voting powers provided by law.

        4.2(b) Limitation on Dividends.  No holders of any series of Preferred
               -----------------------
        Stock will be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, nor will any accumulated dividends on Preferred Stock bear any interest.

        4.2(c)   Limitation on Liquidation Distributions.  In the event of any
                 ---------------------------------------
        liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of such series. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Section 4 of Article 4.

        Under Delaware General Corporation Law, and pursuant to the Company's Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to adopt the proposed amendment to the Company's Certificate of Incorporation.

        It is intended that in the absence of contrary direction, the shares represented by each properly executed, unrevoked Proxy received in time for the meeting will be voted "For" the Amendment to the Certificate of Incorporation which would authorize the issuance of Preferred Stock.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AUTHORIZING THE PREFERRED STOCK BE APPROVED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES. None of the Directors or Executive Officers of the Company, or their associates, has any interest, direct of indirect, in the adoption of the proposed amendment other than the benefit which will be realized by the Company as a whole.

SHAREHOLDER PROPOSALS

        Proposals of the shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for possible inclusion in the Company's Proxy Statement and Form of Proxy relating to the meeting not later than May 31, 1996, unless the month and date of the next Annual Meeting are advanced by more than thirty calendar days, or delayed by more than ninety calendar days from September 25, 1996, the month and day contemplated for the next Annual Meeting. If such a change occurs, the Company will inform shareholders in a timely manner of the change and date by which shareholder proposals must be received. In such event, shareholder proposals must be received by the Company a reasonable time before the solicitation of proxies is made. Such shareholder proposals should be made in compliance with applicable legal requirements and be furnished to the President by certified mail, return receipt requested.

ANNUAL REPORT

        The Annual Report of the Company for the year ended March 31, 1995 accompanies this Proxy Statement.

OTHER MATTERS

        The Board of Directors does not know of any matters, other than the foregoing, that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying Proxy will vote in accordance with their judgement with respect to such matters.

        BY ORDER OF THE BOARD OF DIRECTORS



        ROBERT R. BROWNLEE
        SENIOR EXECUTIVE VICE PRESIDENT AND SECRETARY
        Palm Coast, Florida
        October 25, 1995

[CARDIAC CONTROL SYSTEMS LOGO APPEARS HERE]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 3.

    The undersigned appoints Alan J. Rabin and Robert R. Brownlee, or either one of them, with power of substitution, as Proxies, and hereby authorizes them to represent and to vote, as indicated below, all shares of common stock, par value $0.10 per share, of Cardiac Control Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's headquarters, 3 Commerce Blvd., Palm Coast, Florida 32164 on December 14, 1995 at 9:00 a.m. local time, or any adjournments thereof.


1. ELECTION OF DIRECTORS      [_] FOR all nominees listed below              [_] WITHHOLD AUTHORITY
                                  (except as marked to the contrary below)       to vote for all nominees listed below

Robert R. Brownlee, William H. Burns, Jr., Bart C. Gutekunst, Larry Haimovitch,
              Alan J. Rabin, Robert T. Rylee and Tracey E. Young

(INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.)

2. RESOLUTION TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP as independent accountants of Cardiac Control Systems, Inc.
   for the fiscal year ending March 31, 1996.  [_] FOR  [_] AGAINST  [_] ABSTAIN

3. APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION authorizing the issuance of to 3,000,000 shares of Preferred Stock.
                                               [_] FOR  [_] AGAINST  [_] ABSTAIN

4. The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

Dated: ____________, 1995           --------------------------------------
                                    Signature

                                    --------------------------------------
                                    Signature if held jointly

 +---------------------------------------------------+
 | PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD |
 | PROMPTLY USING THE ENCLOSED ENVELOPE              |
 +---------------------------------------------------+
------------------------------------------------------------------------------

                                               Address Corrections

                                    --------------------------------------

                                    --------------------------------------

                                    --------------------------------------